Katsh Digital ID

ACCESS, PAY AND NAVIGATE YOUR DAY WITH JUST YOUR PALM! Katsh aims to replace passwords with AI-powered, secure hand-scanning technology, offering quick, biometric access across all devices. Farewell to credentials hackers target and hello to secure, password-free living.


VERIFY
YOU ARE A
HUMAN
CHOSEN BY
FDIC
UCR
NSF

Invest

$99 minimum investment

DEADLINE: July 11, 2025

in 3 months

SHARE PRICE
$1

TOTAL RAISED ON NETCAPITAL
$65,029

TOTAL RAISED THIS ROUND
$65,029

VALUATION THIS ROUND
$8,000,000

Reg CF offering provided by Netcapital Funding Portal Inc.

Pitch | Updates | Discussion

TOP REASONS TO INVEST IN KATSH

TOP REASONS TO INVEST IN

KATSH

VISA

VISA choses Katsh among **top 5 Fintech startups** in the U.S.

FDIC
FEDERAL DEPOSIT INSURANCE CORPORATION

FDIC choses Katsh among **top-notch ID service providers**

LAUNCH

Katsh chosen by the **LAUNCH Fund's FounderU program**

$200B

Total addressable market by **2030, growing at 17% CAGR**

500%

Beta testing customer growth - **90 Million potential end-user**

UC RIVERSIDE

Katsh graduates from **I-CORPS, a University of California program**

INVEST $250 OR MORE

&

GET KATSH PRO FREE FOR LIFE!

TAP INTO A STRONG BASE OF BETA TESTING CLIENTS, A SEASONED TEAM OF INDUSTRY VETERANS, AND AN $80B MARKET PROJECTED TO GROW TO $200B BY 2030 WITH A 17% CAGR.



NO PASSWORDS





NO ACCESS KEYS


2FA

NO TWO FACTOR AUTHENTICATION

JUST A QUICK & SECURE HAND SCAN ON ANY SMART DEVICE



NO CREDIT OR DEBIT CARDS

KATSH LEVERAGES ITS RADICALLY-ADVANCED AI AND BIOMETRIC TECHNOLOGY TO PROTECT OUR IDENTITIES AGAINST DATA BREACHES AND CYBER THREATS FROM HACKING GROUPS.

RECLAIM CONTROL OF YOUR IDENTITY INFORMATION WITH KATSH!

Unlock a safer and convenient world with Katsh—your identity, simplified. With KatshID, there's no need to memorize passwords, carry cards, keys, or devices, and nothing to worry about being stolen. Whether you're verifying your identity remotely or on-site, KatshID uses its **proprietary AI** and **advanced biometric technology** to provide instant, secure access. It's compatible with nearly all platforms, including iOS and Android, and you're not even tied to your device. Enjoy peace of mind, knowing that your identity is always protected and providing you access almost anywhere.

AS FEATURED IN: YAHOO! FINANCE AND BUSINESS INSIDER


YOUR PALM
BECOMES YOUR
PASSWORD
KATSH

RECOGNIZED BY TOPTIER ORGANIZATIONS

SUCCESS TO DATE

- Strong traction of **500% growth** of beta testing clients since 2022, representing **90 million potential end users**.
- **FDIC** chose Katsh to participate and provide solutions in a digital identity **proofing sprint** for financial services.
- **VISA has chosen Katsh among the top 5 Fintech startups in the U.S.**
- **LAUNCH fund** choses Katsh out of thousands of companies to participate in FounderU, a 12 weeks program backed by J**ason Calacanis** a famous Silicon Valley investor.
- **University of California Riverside** choses Katsh to the I-Corps program to conduct research and **market discovery with 40+ organizations**.
- Experienced team of finance, cybersecurity and business executives from **IBM, Symantec, Ernst & Young and Raytheon** with multiple exits.
- Developed IP strategy with **6 potential patents** covering the core technology.

WHY THE PALM?

MORE SECURE VS FACIAL RECOGNITION

DOES NOT DISCRIMANATE AGAINST RACES

A PRIVATE BIOMETRIC

PROBLEM

The Global Fraud Crisis

Data Breaches are the New Norm



80% **of global fraud involves stolen credentials.**

Market estimated to reach $200 Billion by 2030 with a 17% CAGR.

INTRODUCTION

As hacking groups exploit widespread data breaches and artificial intelligence, the threat to our identities has never been more serious—no wonder that 80% of global fraud originates from stolen ID credentials. Katsh is at the forefront of reinventing identity access, committed to safeguarding both businesses and consumers from these risks.

Your hand is a secure, private, and voluntary biometric solution that transcends the vulnerabilities of easily compromised facial data, like that found on social media. Katsh is powered by a proprietary artificial intelligence and bio-centric identity technology that empowers users to navigate a connected world built on trust, providing seamless access across any smart device.

With Katsh's SaaS B2B identity solution, businesses gain unparalleled security and ease of use, ensuring their employees and customers are well protected.

TESTIMONIALS OF HIGH RANK PROFESSIONALS

"Katsh removes the pain of credential-based identification."
- Identity Theft Analyst at Wells Fargo

WELLS FARGO

"Katsh is a great co-signing tool for transactions."
- Head of Digital Assets at IBM

IBM

"Katsh is a promising single-step verification that cuts the complexity and can be easily understood by CISOs."
- CISO at Credit Union

CHASE
AND OTHERS

INVESTOR FEEDBACK


David McLane
Customer/Investor, KatshID.com





"In an era where digital identity is paramount, Katsh Digital ID leads the pack with innovation. With a team deeply committed to addressing the challenges of the next digital era, Katsh Digital ID is not just solving a problem; they are redefining the landscape of digital identity verification. Their cutting-edge solution design, characterized by robust security features and user-friendly interfaces, ensure seamless integration into various platforms, offering unparalleled convenience and efficiency. The diligence and foresight of the Katsh team underscore their dedication to empowering individuals and businesses alike, making them an indispensable partner in navigating the digital future."

- Nitin Gaur, Head of Digital Assets at State Street Bank

PRACTICAL APPLICATIONS



TRANSPORTATION ONBOARDING
MONEY TRANSFER
PRODUCT/SERVICE PURCHASE
ANY LOGIN ACCESS
REMOTE ONBOARDING
GATE/DOOR ACCESS

Why Now?

- A finance worker at a multinational firm was **tricked into paying out $25 million to fraudsters using deepfake technology** to pose as the company's chief financial officer in a video conference call, according to CNN.
- **Given the widespread data breaches** that are more frequent than ever, **our sensitive information is in the wrong hands**.
- **Hacking groups are leveraging AI** and automating their attacks to conduct **identity theft, money laundering and fraud**.
- Our way of life has evolved toward greater reliance on **remote interactions**.
- Given the **strides in AI**, hackers now wield a surplus of resources, urging us to remain vigilant against emerging threats.
- The combination of AI sophistication, **abundant data, global reach, social engineering tactics**, weak security, and financial incentives makes it an opportune time for fraudsters to exploit AI and wreak havoc on identity security.
- According to the US government, identity theft is the fastest growing financial crime, affecting about **15 million Americans** each year and hundreds of millions globally.

KATSH OUTPERFORMS EXISTING SOLUTIONS

HARDWARE AGNOSTIC

AFFORDABLE FOR MOST SMALL BUSINESSES

UNMATCHED IDENTITY SECURITY


one

While these solutions might sound like a good option, their convenience is limited to their specialized device availability.

SECURITY AND CONVENIENCE WITH NO HARDWARE BARRIER

VALUES	KATSH ID	AMAZON ONE	FACE ID	IPROOV	OKTA
Biometric Feature					
Device	Any Smart Device	POS Terminal	Some Phones	Smart Phone	Smart Phone
Security Strength	●●●●	●●	●●	●●	●●
Privacy	●●●●	●●●●	●●	●	●
Reliability	●●●●	●●	●●●●	●	●●
User Experience	●●●●	●●●	●●●	●●	●●
Affordability	●●●●	●	●	●●	●
Financial Savings	●●●●	●●●	●●	●●	●

- Katsh delivers **radically-advanced, device- and ecosystem-agnostic authentication** technology that goes beyond the capabilities of Okta's 2-Factor Authentication, Apple Face ID, and Amazon One.
- Eliminates the **complexity and costs of traditional credential management** and provides **frictionless biometric authentication, great user experience**.
- Katsh offers an **affordable, software-only solution** that is ideal for SMBs.
- With Katsh, users have **full control over who, when, and where their sensitive information is accessed**, preventing the fraudulent use of compromised data, minimizing identity fraud.
- Immune to **emerging threats like generative AI (DeepFakes)**, Katsh uses palm recognition for voluntary, secure access control, ensuring **greater privacy** compared to facial recognition, which can be passively captured and widely shared on social media.
- **Katsh enables businesses to expand their digital services confidently.**

BUSINESS MODEL

B2B SaaS model + Pay-as-you-go

We plan to charge an annual fee/B2B end-user + an authentication fee (based on pricing tiers.)

These pricing tiers are planned to create a pricing structure that is fair for each and every business based on the organization's size.

Katsh offers competitive pricing and scalability with our software-only solution, compatible with all smart devices. Unlike most biometric systems that rely on specialized hardware, our technology eliminates the need for device development, deployment, and maintenance, reducing costs and complexity.

STATISTICS

IDENTITY THEFT TRIPLED IN 3 YEARS

Struggling Industries:

Financial Services
Healthcare
Insurance
Uncle Sam



Identity Theft
1,500,000
1,000,000
500,000
0
3x
2018
2021

The rampant use of stolen ID credentials contributes to 80% of fraud cases, posing a significant challenge for businesses grappling with the pain and cost of credentials management.

Consumers, burdened by the friction of passwords and multi-factor authentication (MFA), experience diminished value in authentication methods. Moreover, these credentials serve as a convenient gateway for hackers to steal identities, compromise devices, and perpetrate financial fraud, presenting a pressing problem for the industry at large.

ENTERPRISE NUMBERS

40%
of helpdesk calls are related to password issues

$2,700
in annual average cyber spend per employee

$52B
in total financial fraud losses in 2022

$70
cost to reset a password (help desk, labor, stack)

2-3 min
to verify a client's identity

Here are the numbers:

- **$52 Billion** in total identity fraud losses in 2022
- **$2,700** in annual average cyber spend per employee
- **40%** of helpdesk calls are related to password issues
- **2-3 minutes** to verify a client's identity
- **$70** is the cost to reset a password (help desk, labor, stack)

SOLUTION

WITH KATSH ID
YOUR PALM IS YOUR PASSWORD

SECURITY
+
PRIVACY

ANY DEVICE =
NETWORK
EFFECT

FRICTONLESS
VERIFICATION

EASY AS ONE, TWO, THREE!




KATSH

Launch
bank's app


VERIFIED IDENTITY

Wave your
hand


Accounts
$12,840.10
$25,500.00
$1,938.87
$5,741.03

VOILA

Katsh **empowers individuals to control where, when, and by whom their sensitive information is used**, to prevent identity fraud. By harnessing **advanced multimodal technology and AI**, Katsh combines your unique biological handprint with state-of-the-art security measures, ensuring your identity remains secure—even in the face of compromised devices, stolen data, or fake biometrics.

TECHNOLOGY DEMO


KATSH
DIGITAL ID

Join us as we aim to secure the future of our identities with Katsh!

With passwords becoming obsolete and fraud rates soaring, traditional security measures are no longer sufficient. Katsh's cutting-edge technology, developed over years of research and testing, offers unmatched security by replacing passwords, 2FA, badges and QR codes with a simple hand-scan on any smart device, saving institutions tens of billions in identity-related fraud. With the rise of AI, the timing for securing our identities has never been better, presenting investors with a prime opportunity to capitalize on Katsh's innovative solutions that eliminate passwords, static information for identification and physical tokens.

MARKET

ADDRESSABLE MARKET


IGA + PAM
$15B
Workforce Identity
$35B
+
Customer Identity
$30B
=
Total TAM
of
$80B

Sources: 1, 2

PODCASTS & PRESS


AI
THREATS
MARKETING in the AGE of AI
Emanuel Rose
Eli Farhood
CEO at Katsh Digital ID
KATSH DIGITAL ID
NAVIGATING STORMS AND DIGITAL IDENTITIES
ID INNOVATIONS WITH ELI FARHOOD
INSIGHTS, IDEAS, & INNOVATION
THE CTO SHOW
PODCAST
With Mehmet Gonullu
#407 Biometric Security Reinvented: Eli Farhood on Eliminating P...
the founder's sandbox
Resilience: Team and the Company
THE FUTURE IDENTITY SECURITY
BIOMETRICS SIGNATURE
ELI FARHOOD
YouTube
DEFENDING DIGITAL FRONTIERS
with Hosts
Eli Farhood and Andrei Lyskov
EPISODE 72
STOP USING INSECURE PASSWORDS
NEVER BEEN PROMOTED

- Defending Digital Frontiers with Hosts Eli Farhood and Andrei Lyskov
- The Future Identity Security: Biometrics Signature | Latest Video | AI Nerd - AI With Attitude
- Navigating Storms and Digital Identities: ID Innovations with Eli Farhood
- STOP Using Insecure Passwords with Eli Farhood

- Marketing in the age of AI Podcast with Emanuel Rose Featuring Eli Farhood
- Resilience: Team and the Company by The Founders Sandbox
- The Emerging Threats of AI
- #407 Biometric Security Reinvented: Eli Farhood on Eliminating Passwords with KatshID
- Katsh presentation at the City Club Los Angeles

TEAM



Eli Farhood

Founder, CEO

A FINRA licensed trader and financial market analyst that has co-managed portfolios for over two decades in multiple financial hubs. In his career, Eli gained a deep knowledge of cybercrime and money laundering. After becoming an identity theft victim, he created Katsh to solve a problem affecting hundreds of millions of people.



Joe Farhood

Co-founder, CTO

Joe is a serial entrepreneur. He had his first startup at age 21, sold security software to thousands of clients at age 25, and had a successful exit at age 31. Having had several endeavors in the use of hardware and time-based variable passwords, Joe now holds pending-patents in human detection, communication security and a biometric human analysis.



Nitin Gaur

Business and Technology

Senior leader who designs and develops enterprise infrastructures and applications for Fortune 500 companies globally. After leading at IBM for more than 22 years, Nitin currently is the global head of digital assets at State Street Bank where he is focused on the ongoing transformation of financial services into the new digital economy.



Edward Bonver, CISSP, CSSLP

Infrastructure & Software Security

Leader in evolution and transformation to dramatically better software and systems security practices, software security practitioner, subject matter expert with 25+ years of field experience and development at Symantec, Raytheon Technologies and various others.



Nicolette Haines

Marketing

After graduating from Rutgers University, Nicolette has flourished as a marketing professional, accumulating extensive experience in various marketing roles within the security industry and beyond. As the Chief Marketing Officer for Katsh, she plays a pivotal role in leading our marketing initiatives and serves as our brand ambassador. With her valuable expertise and passion for our mission, Nicolette is excited to contribute to Katsh's success and shape the future of identity access management.



Jonathan Nystrom

GTM & Sales Strategy

A lifetime of experience in business. Three successful exits. A couple of abject failures. A few businesses in between. I have learned across industries, functions, markets, and approaches. I bring the perspective that business owners and operators often lack.

USE OF PROCEEDS

If the offering's maximum amount of $500,000 is raised:

Use	Value	% of Proceeds
Platform Development	$200,000	40.0%
Equipment/services	$20,000	4.0%
Operations	$30,000	6.0%
Legal	$50,000	10.0%
Marketing	$175,500	35.1%
Intermediary fees	$24,500	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Sinsat, Inc. dba Katsh Digital ID. This offering must reach its target of at least $10,000 by its offering deadline of July 11, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

8,500,000 shares
× $1 per share

$8,500,000 implied valuation

FINANCIALS

Katsh Digital ID's official name is Sinsat, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 1, 2024
- Form C/A on July 23, 2024
- Form C/A on August 8, 2024
- Form C/A on November 13, 2024
- Form C/A on November 26, 2024
- Form C/A on January 31, 2025
- Form C/A on March 31, 2025

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Mar 31, 2025	Filed Form C/A
Mar 30, 2025	Katsh Digital ID has secured a partnership with...
Mar 26, 2025	Katsh ID is in early discussions to launch its...
Mar 5, 2025	Katsh featured on the TV show Go Fund...
Feb 24, 2025	Eli Farhood to Speak at Information Technology...
Jan 31, 2025	Filed Form C/A
Jan 30, 2025	A.I. machine vision veteran joins the Katsh...
Jan 19, 2025	Watch our latest technology update, achieving...
Jan 16, 2025	GITEX Global (Dubai) invites Katsh Digital ID...
Dec 26, 2024	Google Cloud backs Katsh Digital ID with...
Dec 9, 2024	Katsh ID has been selected by LAVA to...
Nov 27, 2024	KatshID has refreshed our crowd funding page...
Nov 26, 2024	Filed Form C/A
Nov 22, 2024	A new collaboration with a Los Angeles-based...

Nov 13, 2024 • Filed Form C/A

Nov 1, 2024 • We are excited to share that our 12-week...

Oct 17, 2024 • Watch what one of our lead investors, David...

Sep 30, 2024 • Watch our new promo video for Katsh Digital ID...

Aug 28, 2024 • Reminder: Investors that back our offering on...

Aug 22, 2024 • Katsh Digital ID accepted to popular Silicon...

Aug 8, 2024 • Filed Form C/A

Jul 23, 2024 • Filed Form C/A

Jun 27, 2024 • Katsh Featured on Major Newswires: Invest in...

May 1, 2024 • Primary offering of 500,000 shares at $1

May 1, 2024 • Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. Investors are advised to review our Discussion Board Policy before submitting a comment. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

Stay up to date on the latest investments

Never miss a beat in the world of investments – sign up with your email to stay informed about the latest opportunities, trends, and success stories in the startup ecosystem.

Email address

Subscribe

Netcapital

Product

- Invest
- Raise Capital
- Investor FAQ
- Entrepreneur FAQ
- Risks

Company

- News
- Careers
- Help Center
- About

Contact

hello@netcapital.com

+1 (617)-231-9270